Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER REQUIRED BY 18 U.S.C. SECTION 1350

In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended January 31, 2004 (the "Report") by Loehmann's Holdings Inc.
("Registrant"), the undersigned hereby certifies that, to the best of his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


     Date: August ___, 2004

                                   /s/Robert N. Friedman
                                   ---------------------------------------------
                                   Name:  Robert N. Friedman
                                   Title: President and Chief Executive Officer




         A signed  original  of this  written  statement  required  by 18 U.S.C.
     Section 1350 has been provided to Loehmann's Holdings Inc. and will be retained by Loehmann's Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.